UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On July 21, 2006, Meade Instruments Corp. (the "Company") issued a press release announcing that it had received a Nasdaq Staff Determination on July 19, 2006 indicating that the Company’s failure to timely file the Form 10-Q for the quarter ended May 31, 2006, as required by NASDAQ Marketplace Rule 4310(c)(14), could serve as a separate basis for the delisting of the Company’s stock from The NASDAQ Global Market.

As previously announced, the Company received a delisting notice from the NASDAQ Staff based on the Company’s failure to timely file the Form 10-K for the fiscal year ended February 28, 2006. The Company requested a hearing before a NASDAQ Listing Qualifications Panel to appeal the determinations of the NASDAQ Staff, which has been scheduled to occur on August 3, 2006. There can be no assurance the Panel will grant the Company’s request for continued listing.

A copy of the press release issued by the Company on July 21, 2006 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

July 24, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President - Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 21, 2006.